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Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VERSANT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	94-3079392 (I.R.S. Employer Identification No.)

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
(Address of Principal Executive Offices, including Zip Code)

Options to purchase common stock granted under the Poet Holdings, Inc.
Amended and Restated 1995 Stock Plan, 1999 Director Option Plan, and
2001 Nonstatutory Stock Option Plan and assumed by Registrant
(Full Titles of the Plans)

Lee McGrath
Vice President, Finance and Administration
VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555
(510) 789-1500
(Name and Address of Agent for Service)

Copies to:
Kenneth Linhares, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	1,784,780(3)	$3.54	$6,321,965	$801

(1)
This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock, no par value per share (the "Common Stock"), of Versant Corporation (the "Registrant"), that become issuable in respect of the Assumed Options (as defined below) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options assumed by the Registrant.

(3)
Represents certain outstanding options to purchase shares of common stock under the Poet Holdings, Inc. ("Poet") Amended and Restated 1995 Stock Plan, 1999 Director Option Plan, and 2001 Nonstatutory Stock Option Plan assumed by the Registrant on March 18, 2004 upon completion of the merger of Poet with a wholly-owned subsidiary of the Registrant (the "Merger"), upon which Poet became a wholly-owned subsidiary of the Registrant. The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 27, 2003 by and among the Registrant, Poet, and Puma Acquisition, Inc., as amended (the "Merger Agreement").

VERSANT CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

        (a)   The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 filed with the Commission on January 16, 2004 (as amended on Forms 10-K/A filed on March 1, 2004 and March 2, 2004);

        (b)   All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

        (c)   The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        As of the date of this Registration Statement, attorneys of Fenwick & West LLP and family members thereof beneficially own an aggregate of approximately 700 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

        Section 317 of the California Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Amended and Restated Articles of Incorporation (the "Articles") include a provision that eliminates the liability of the Registrant's directors for monetary damages to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") concerning contracts or transactions between the Registrant and a director or (vii) under Section 316 of the California Code concerning directors' liability for improper dividends, loans and guarantees. This provision in the Articles does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

        The Articles also authorize the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant's Bylaws provide that the Registrant shall indemnify and advance expenses to its directors and officers to the fullest extent permissible under California law, subject to certain exceptions. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. The Registrant has entered into indemnity agreements with all of its directors and officers providing the maximum indemnification permitted by law, subject to certain exceptions. These agreements, together with the Registrant's Bylaws and Articles, may require the Registrant, among other things, to indemnify these directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as such expenses are incurred (provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification).

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits—

Exhibit No.	Description
4.01	Registrant's Amended and Restated Articles of Incorporation as filed with the California Secretary of State on March 18, 2004.
4.02
Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996).
4.03
Agreement and Plan of Merger, dated as of September 27, 2003, by and among the Registrant, Poet Holdings, Inc. and Puma Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 filed on November 13, 2003).
4.04
Amendment to Agreement and Plan of Merger, dated as of January 20, 2004, by and among the Registrant, Poet Holdings, Inc. and Puma Acquisition, Inc. (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4/A filed on January 2004).
4.05	Poet Holdings, Inc. Amended and Restated 1995 Stock Plan and Forms of Stock Option Agreement and Exercise Notice thereunder.
4.06	Poet Holdings, Inc. 1999 Director Option Plan and Forms of Director Option Agreement and Director Option Exercise Notice thereunder.
4.07	Poet Holdings, Inc. 2001 Nonstatutory Stock Option Plan and Forms of Stock Option Agreement and Exercise Notice thereunder.

5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Grant Thornton LLP.
23.03	Consent of KPMG LLP.
24.01	Power of Attorney (see signature page).
99.01	Form of Letter from Registrant to optionholders of Poet Holdings, Inc., regarding assumption of options by Registrant.

Item 9. Undertakings.

(a)
The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nick Ordon and Lee McGrath, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 23rd day of March, 2004.

VERSANT CORPORATION
By:	/s/ NICK ORDON Nick Ordon President, Chief Executive Officer and a Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ NICK ORDON Nick Ordon	President, Chief Executive Officer and a Director	March 23, 2004
Principal Financial Officer and Principal Accounting Officer:
/s/ LEE MCGRATH Lee McGrath	Vice President Finance and Administration, Chief Financial Officer and Secretary	March 23, 2004
Additional Directors:
/s/ UDAY BELLARY Uday Bellary	Director	March 23, 2004

/s/ WILLIAM HENRY DELEVATI William Henry Delevati	Director	March 23, 2004
/s/ HERBERT MAY Herbert May	Director	March 23, 2004
/s/ JOCHEN WITTE Jochen Witte	President of European Operations and a Director	March 23, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.01	Registrant's Amended and Restated Articles of Incorporation as filed with the California Secretary of State on March 18, 2004.
4.02
Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996).
4.03
Agreement and Plan of Merger, dated as of September 27, 2003, by and among the Registrant, Poet Holdings, Inc. and Puma Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 filed on November 13, 2003).
4.04
Amendment to Agreement and Plan of Merger, dated as of January 20, 2004, by and among the Registrant, Poet Holdings, Inc. and Puma Acquisition, Inc. (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4/A filed on January 2004).
4.05	Poet Holdings, Inc. Amended and Restated 1995 Stock Plan and Forms of Stock Option Agreement and Exercise Notice thereunder.
4.06	Poet Holdings, Inc. 1999 Director Option Plan and Forms of Director Option Agreement and Director Option Exercise Notice thereunder.
4.07	Poet Holdings, Inc. 2001 Nonstatutory Stock Option Plan and Forms of Stock Option Agreement and Exercise Notice thereunder.
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Grant Thornton LLP.
23.03	Consent of KPMG LLP.
24.01	Power of Attorney (see signature page).
99.01	Form of Letter from Registrant to optionholders of Poet Holdings, Inc., regarding assumption of options by Registrant.

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VERSANT CORPORATION REGISTRATION STATEMENT ON FORM S-8
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX